Exhibit (h)(vii)

Execution Version

PERPETUAL AMERICAS FUNDS TRUST

AMENDED AND RESTATED

INSTITUTIONAL CLASS SHAREHOLDER SERVICES, RECORDKEEPING AND SUB-TRANSFER AGENCY AGREEMENT

This AMENDED AND RESTATED INSTITUTIONAL CLASS SHAREHOLDER SERVICES, RECORDKEEPING AND SUB-TRANSFER AGENCY SERVICES AGREEMENT (this “Agreement”) made as of February 1, 2024 by and between Perpetual Americas Funds Trust, a business trust created under the laws of the Commonwealth of Massachusetts (the “Trust”), on behalf of each of the series listed on Schedule A attached hereto (each, a “Fund” and together, the “Funds”) and JOHCM (USA), Inc, a Delaware corporation (“JOHCM”), amends and restates the Institutional Class Shareholder Services, Recordkeeping and Sub-Transfer Agency Services Agreement dated as of January 8, 2021 (the “Prior Agreement”) between the JOHCM Funds Trust and JOHCM.

WHEREAS, the JOHCM Funds Trust was renamed Perpetual Americas Funds Trust on February 1, 2024 and the parties hereto wish to amend and restate the Prior Agreement to reflect the new name of the Trust;

WHEREAS, the Trust is engaged in business as an open-end series management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, JOHCM serves as the Funds’ investment adviser;

WHEREAS, on or after the effective date of this Agreement, each Fund will offer Institutional Class shares; and

WHEREAS, it is the intention of each Fund to offer Institutional Class shares to beneficial owners who will purchase shares through retirement plan platforms (“Plans”), brokerage and advisory platforms and other financial intermediaries that may require payments for personal services, accounting or sub-accounting, sub-transfer agency, recordkeeping and/or other administrative services;

NOW, THEREFORE, the parties hereby agree as follows:

1.    Sub-Transfer Agency Arrangements. (a) The Trust, on behalf of each Fund, acknowledges that JOHCM or its designee may arrange for the engagement of third-party service providers (“Financial Intermediaries”) to provide personal services, accounting or sub-accounting, recordkeeping and/or other administrative services to Fund shareholders, including but not limited to: (i) establishing and maintaining one or more omnibus accounts with the transfer agent for the Funds; (ii) establishing and maintaining sub-accounts and sub-account balances for each Plan and Plan participant that may be a holder of Fund shares; (iii) processing orders by Plans and Plan participants or other shareholders to purchase, redeem and exchange shares; (iv) transmitting to the Funds’ transfer agent net subscription or net redemption orders reflecting subscription, redemption and exchange orders received by it with respect to Fund shareholders; (v) receiving and transmitting the purchase price or redemption proceeds relating to orders; (vi) mailing periodic reports, transaction confirmations and sub-account information to Plans and Plan participants; (vii) answering inquiries about the Funds or about a Plan’s or Plan participant’s sub-account balances or distribution options; (viii) providing assistance to shareholders effecting changes to their dividend options, account designations or addresses; (ix) disbursing income dividends and capital gains distributions; (x) preparing and delivering to shareholders, and state and federal authorities including the United States Internal Revenue Service, such information respecting dividends and distributions paid by the Funds as may be required by law, rule or regulation; and (xi) withholding on dividends and distributions as may be required by state or federal authorities from time to time.

2.    Payments to Financial Intermediaries. The Trust, on behalf of each Fund, agrees that Institutional Class shares of each Fund shall reimburse JOHCM or its designee for any payments JOHCM or such designee makes to Financial Intermediaries for Sub-Transfer Agency Services provided to beneficial holders of Institutional Class shares of the Funds. Payments by a Fund pursuant to this Section 2 shall not exceed such amounts as are approved by the Board of Trustees (the “Board”) of the Trust from time to time. The parties acknowledge that the Funds may be party to agreements with Financial Intermediaries. The parties acknowledge and agree that, notwithstanding anything to the contrary in any such agreement, JOHCM or its designee, and not the Funds, shall be primarily responsible for any payments for Sub-Transfer Agency Services provided to the Institutional Class shareholders of the Funds pursuant to such agreements.

3.    Additional Terms. None of the services or activities of JOHCM or any Financial Intermediary described herein are intended to result in the sale of shares issued by the Funds, and JOHCM shall use reasonable efforts to ensure that payments made under this Agreement do not constitute payments required to be made pursuant to a plan adopted under Rule 12b-1 under the 1940 Act.

4.    Term, Termination, Continuation and Amendment of this Agreement. (a) This Agreement shall continue in effect for a period of more than one year after the date this Agreement takes effect, but only so long as such continuance is specifically approved at least annually by votes of the majority of (i) the Board, and (ii) the Trustees of the Trust who are not interested persons (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on this Agreement; provided however, that the foregoing requirement that the vote of the Independent Trustees be cast in person shall be deemed waived by the parties if and to the extent not required by the 1940 Act, the rules and regulations thereunder or any guidance or interpretation thereof, or regulatory relief therefrom, issued by the Securities Exchange Commission or its staff.

(b)    This Agreement may be terminated as to the Trust or as to any Fund at any time without the payment of any penalty on sixty days’ written notice to the other party (i) by vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940

Act) of the Trust, (ii) by vote of a majority of the outstanding voting securities of the Trust or the relevant Fund, or (iii) by JOHCM.

5.    Scope of Trust’s Obligations. A copy of the Declaration of Trust of the Trust, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts. JOHCM acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trust’s Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. JOHCM further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this Agreement concerning a Fund are binding solely upon the assets or property of such Fund and not upon the assets or property of any other Fund.

6.    Governing Law. This Agreement is governed by and to be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of laws.

7.    Miscellaneous.

(a)    This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

(b)    Headings in this Agreement are for ease of reference only and shall not constitute a part of the Agreement.

(c)    Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement shall be construed to the extent possible as if such voided portion had never been contained herein.

(d)    This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)    The parties hereto consent to transact electronically. Either party’s intentional action in providing an electronic signature by clicking a button, typing a name in a signature field, or otherwise entering an electronic signature, is valid evidence of consent to be legally bound by this Agreement and any amendments thereto. The words “execution,” “signed,” “signature,” and words of similar import shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law.

(f)    The electronically stored copy of this Agreement and any amendments thereto is considered to be the true, complete, valid, authentic, and enforceable record of the Agreement and any such amendment, admissible in judicial or administrative proceedings to the same extent as if the document were originally generated and maintained in printed form.

Execution Version

IN WITNESS WHEREOF, Perpetual Americas Funds Trust and JOHCM (USA) Inc have each caused this instrument to be duly executed on its behalf as of the day and year first above written.

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

JOHCM (USA) INC

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Amended and Restated Shareholder Services, Recordkeeping and Sub-Transfer Agency Agreement]

SCHEDULE A

Dated as of February 1, 2024

to

PERPETUAL AMERICAS FUNDS TRUST

Amended and Restated Shareholder Services, Recordkeeping and Sub-Transfer Agency Services Agreement

Funds subject to this Agreement

JOHCM Emerging Markets Discovery Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

A-1